CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-30249, 33-38201, 33-45610, 33-45614, 33-80084, 33-60343, 33-60389 and on Form S-3 File
       Nos. 33-31409, 33-44769, 33-89178, 333-13859 and 333-34715


                                                       /s/ Arthur Andersen LLP


       Rochester, New York,
          March 26, 1998